Exhibit 99.1

PCTEL Declares Regular Quarterly Dividend

BLOOMINGDALE, Illinois – January 23, 2020 – PCTEL, Inc. (Nasdaq: PCTI) announced today the declaration of its regular quarterly dividend of $0.055 per share on its common stock. This dividend will be payable on February 18, 2020 to shareholders of record at the close of business on February 7, 2020.

The Company believes its 2020 dividend payments will be a return of capital for U.S. income tax purposes. See IRS Form 8937 posted on the Company’s website at http://investor.pctel.com/stock-information/dividends-IRSforms.

About PCTEL

PCTEL is a leading global provider of wireless technology, including purpose-built Industrial IoT devices, antenna systems, and test and measurement solutions. Trusted by our customers for over 25 years, we solve complex wireless challenges to help organizations stay connected, transform, and grow.

For more information, please visit our website at https://www.pctel.com/.

Company Contact

Suzanne Cafferty

Senior Director, Corporate Marketing

PCTEL, Inc.

(630) 339-2105

public.relations@pctel.com

Investor Relations Contact

Phillip Kupper

Three Part Advisors, LLC

(817) 778-8339

Pkupper@threepa.com

PCTEL® is a registered trademark of PCTEL, Inc. Other trademarks and registered trademarks are property of their respective owners. © 2020 PCTEL, Inc. All rights reserved.